UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 4, 2005

Bone Care International, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-27854	39-1527471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Aspen Commons, Suite 900 Middleton, Wisconsin	53562
(Address of principal executive offices)	(Zip Code)

(608) 662-7800

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
AGREEMENT AND PLAN OF MERGER
SECOND AMENDMENT TO RIGHTS AGREEMENT
PRESS RELEASE DATED MAY 4, 2005

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

     On May 4, 2005, Bone Care International (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of May 4, 2005 (the “Merger Agreement”), with Genzyme Corporation (“Parent”) and its wholly-owned subsidiary Macbeth Corporation (“Acquisition Sub”).

     The Merger Agreement contemplates that Acquisition Sub will be merged with and into the Company (the “Merger”) and each outstanding share of the Company’s common stock will be converted into the right to receive $33.00 per share in cash, without interest.

     Upon consummation of the Merger, each outstanding stock option granted under a Company stock option or stock incentive plan will become exercisable in full and then cancelled and the holder will be entitled to receive a cash payment, net of applicable taxes, in an amount equal to the product of (x) the excess, if any, of $33.00 (or, if higher and required pursuant to the terms of the applicable plan, the closing price of the Company’s common stock on the date the Merger is consummated) over the exercise price of the option and (y) the number of shares then subject to the option.

     Upon consummation of the Merger, each outstanding restricted stock unit award granted under a Company stock incentive plan will be cancelled and the holder will be entitled to receive a cash payment, net of applicable taxes, in an amount equal to the product of (x) 33.00 (or, if higher and required pursuant to the terms of the applicable plan, the closing price of the Company’s common stock on the date the Merger is consummated) and (y) the number of shares then subject to the restricted stock unit award.

     The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions, (ii) to cause a meeting of the Company’s shareholders to be held to consider the adoption of the Merger Agreement and (iii) subject to certain exceptions, for the Company’s board of directors to recommend that the Company’s shareholders adopt the Merger Agreement and thereby approve the Merger and the other transactions contemplated by the Merger Agreement.

     Consummation of the Merger is not subject to a financing condition, but is subject to various other customary conditions, including adoption of the Merger Agreement by the Company’s shareholders and the absence of certain legal impediments to the consummation of the Merger.

     The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to reimburse Parent for its transaction expenses up to $900,000 and that under specified circumstances, the Company will be required to pay Parent a termination fee of $19 million.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

     In connection with the proposed Merger, the Company will prepare a proxy statement for the shareholders of the Company to be filed with the SEC. Before making any voting decision, the company’s shareholders are urged to read the proxy statement regarding the merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The Company’s shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Bone Care International, 1600 Aspen Commons, Middleton, WI, 53562, telephone: 608-662-7800, or from Bone Care’s website, http://www.BoneCare.com.

Item 3.03 Material Modification to Rights of Security Holders.

The Rights Agreement

     Immediately prior to the execution of the Merger Agreement, the Company amended the Rights Agreement, dated as of April 15, 1996, as amended by the First Amendment to Rights Agreement, dated as of September 21, 1999, between the Company and Wells Fargo Bank, N.A., as successor to Norwest Bank Minnesota, N.A. (collectively, the “Rights Agreement”), to provide that none of Parent, Acquisition Sub or any of their respective affiliates or associates shall become an Acquiring Person and no Distribution Date (as such terms are defined in the Rights Agreement) shall occur as a result of as a result of the execution and delivery of the Merger Agreement, the public announcement thereof or the consummation of any of the transactions contemplated by the Merger Agreement in accordance with its terms and to provide that the Rights (as defined in the Rights Agreement) will terminate immediately prior to the Effective Time (as defined in the Merger Agreement).

     The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

     On May 4, 2005, the Company and Parent issued a joint press release announcing the signing of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are filed as part of this report:

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 4, 2005, among Genzyme Corporation, Macbeth Corporation and the Company

Exhibit 4.1	Second Amendment to Rights Agreement, dated as of May 4, 2005, to the Rights Agreement, dated as of April 15, 1996, as amended by the First Amendment to Rights Agreement, dated as of September 21, 1999, between the Company and Wells Fargo Bank, N.A., as successor to Norwest Bank Minnesota, N.A.

Exhibit 99.1	Press Release dated May 4, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cased this report to be signed on its behalf by the undersigned thereunto duly authorized.

BONE CARE INTERNATIONAL, INC.

Date: May 4, 2005	By:	/s/ Brian J. Hayden

		Name:	Brian J. Hayden
		Title:	VP Finance

Exhibit Index

The following exhibits are filed herewith:

Exhibit 2.1	Agreement and Plan of Merger, dated as of May 4, 2005, among Genzyme Corporation, Macbeth Corporation and the Company

Exhibit 4.1	Second Amendment to Rights Agreement, dated as of May 4, 2005, to the Rights Agreement, dated as of April 15, 1996, as amended by the First Amendment to Rights Agreement, dated as of September 21, 1999, between the Company and Wells Fargo Bank, N.A., as successor to Norwest Bank Minnesota, N.A.

Exhibit 99.1	Press Release dated May 4, 2005

5